SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS.

The election of Jo Allen Patton to the Board of Directors of Charter Communications, Inc. was announced on April 27, 2004 by Paul G. Allen, Chairman. A copy of the press release is being filed with this report as Exhibit 99.1.

ITEM 7. EXHIBITS.

Exhibit Number	Description
99.1	Press release dated April 27, 2004. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: April 28, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Senior Vice President and Controller
(Principal Accounting Officer)